EXHIBIT 10.5

US Bank
Regional Ag Lending Department
OMNET2BB
1700 Farnam Street
Omaha, NE 68102-2183
1-800-840-4841
Fax: 1-402-233-7117

February 13, 2003



Fred Raybourn
Western Feed Mills, Inc.
PO Box 596
Cedar Vale KS 67024

RE:  Western Feed Mills, Inc. Dairy Project

Dear Sir or Madam:

US Bank and Western Feed Mills, Inc. have been business partners for several years. During this time US Bank has become acquainted with Mr. Raybourn, President of Western Feed Mills, Inc., and several of the company's directors. These individuals have proven to be very knowledgeable and very successful in the agricultural industry. Mr. Raybourn and his colleagues have conducted business in a professional manner, and for this reason we value the business of Western Feed Mills, Inc.


US Bank believes that the dairy project Western Feed Mills, Inc. has proposed and is currently working on will be a viable enterprise and an excellent economic venture. Therefore, our intent is to be involved in the financing of this project.

If you should have any questions, please feel free to contact me at
(402) 348-6267 between the hours of 8:00 a.m. and 5:00 p.m. CST.

Sincerely,

/s/


John R. Cox
Senior Vice President


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